As Filed with the Securities and Exchange Commission on November 10, 2025

File No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Dominion Energy, Inc.	VIRGINIA	54-1229715
(Exact name of Registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 EAST CANAL STREET,

RICHMOND, VIRGINIA 23219

(804) 819-2284

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jim O. Stuckey

Vice President and General Counsel

Dominion Energy, Inc.

600 East Canal Street

Richmond, Virginia 23219

(804) 819-2284

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Carlos M. Brown Dominion Energy, Inc. 600 East Canal Street Richmond, Virginia 23219 (804) 819-2284	Amanda W. Shannon Dominion Energy Services, Inc. 600 East Canal Street Richmond, Virginia 23219 (804) 347-6415

Approximate date of commencement of proposed sale to the public: From time to time after effectiveness.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of a “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Dominion Energy, Inc.

Dominion Energy, Inc. (Dominion Energy) is offering Dominion Energy common stock through Dominion Energy Direct®, the company’s direct stock purchase and dividend reinvestment plan. This prospectus relates to 12,000,000 shares of Dominion Energy common stock, without par value.

This prospectus provides information about Dominion Energy, including risk factors, which you should consider before you decide to invest. If you decide to invest, please refer to this prospectus for instructions and information you will need to enroll and participate in Dominion Energy Direct.

You should recognize that neither Dominion Energy nor the Administrator can assure a profit or protect against a loss on Dominion Energy common stock purchased under Dominion Energy Direct. The continuation of Dominion Energy Direct by Dominion Energy does not constitute an assurance with respect to either the value of Dominion Energy common stock or whether Dominion Energy will continue to pay dividends on its common stock or at what rate.

Dominion Energy’s common stock is listed on the New York Stock Exchange and trades under the symbol “D.”

You should read this prospectus carefully and retain it for future reference.

Investing in Dominion Energy common stock involves risks. See “Risk Factors” on page 1 of this prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory authority has approved or disapproved of these securities, nor have any of the foregoing authorities passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 10, 2025.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to sell these securities. The information that appears in this prospectus and that is incorporated by reference in this prospectus may only be accurate as of the date of this prospectus or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since that date.

i

RISK FACTORS

Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. We have identified a number of these factors in our annual reports on Form 10-K filed with the Securities and Exchange Commission (SEC) and update them in our quarterly reports on Form 10-Q or other reports we file with the SEC. You can find these factors in the section called Risk Factors in these reports, which are incorporated by reference into this prospectus. See “Where You Can Find More Information” below. Before you invest in Dominion Energy, we strongly encourage you to review our latest reports. Keep in mind that these reports may contain forward-looking statements that are subject to various risks and uncertainties that could cause actual results to differ materially from management’s projections, forecasts and estimates.

DOMINION ENERGY

Dominion Energy, headquartered in Richmond, Virginia, is a public utility holding company and conducts its operations primarily through its subsidiaries Virginia Electric and Power Company (Virginia Power) and Dominion Energy South Carolina, Inc. (DESC).

Virginia Power is a regulated public utility that generates, transmits and distributes electricity for sale in Virginia and North Carolina. In Virginia, Virginia Power conducts business under the name “Dominion Energy Virginia” and primarily serves retail customers. In North Carolina, Virginia Power conducts business under the name “Dominion Energy North Carolina” and serves retail customers located in the northeastern region of the state, excluding certain municipalities. In addition, Virginia Power sells electricity at wholesale prices to rural electric cooperatives and municipalities and into wholesale electricity markets.

DESC is a regulated public utility that generates, transmits and distributes electricity to customers in the central, southern and southwestern portions of South Carolina and distributes natural gas to residential, commercial and industrial customers in South Carolina. DESC conducts business under the name “Dominion Energy South Carolina.”

Our address and telephone number are: 600 East Canal Street, Richmond, Virginia 23219, Telephone (804) 819-2284.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our file number with the SEC is 001-08489. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. Our SEC filings are also available on our website at http://www.dominionenergy.com. Our website also includes other information about us and certain of our subsidiaries. The information available on our website (other than the documents expressly incorporated by reference into this prospectus as set forth below) is not incorporated by reference into this prospectus and you should not consider such information a part of this prospectus.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We make some of our filings with the SEC on a combined basis with Virginia Power. Our combined filings with the SEC represent separate filings by Virginia Power and us. We incorporate by reference the documents listed below (other than any portions of the documents not deemed to be filed) and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, except those portions of filings that relate to Virginia Power as a separate registrant, until we sell all of the securities covered by this prospectus or we otherwise terminate the offering of securities under this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2024;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025;

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Current Reports on Form 8-K filed January 27, 2025, February  3, 2025, February  27, 2025, March  11, 2025, April  9, 2025, May  9, 2025, May  13, 2025, June  25, 2025, June  27, 2025, July  1, 2025, August  6, 2025, August  25, 2025, October  1, 2025 and October 31, 2025; and

•	the description of our capital stock contained in Amendment No. 9 to our Current Report on Form 8-K, filed August 25, 2025.

You may request a copy of these filings at no cost by writing, telephoning or e-mailing us at: Corporate Secretary, Dominion Energy, Inc., 600 East Canal Street, Richmond, Virginia 23219, (804) 819-2284,

shareholderrelations@dominionenergy.com.

SUMMARY OF DOMINION ENERGY DIRECT

Because this is a summary, it does not contain all the information that may be important to you. You should read the entire prospectus for more details before you decide to invest.

Enrollment: Dominion Energy Direct is available to current Dominion Energy shareholders as well as new investors. See “How to Enroll” below.

Optional Cash Investments: You can purchase shares with optional cash investments as often as twice per week. Share purchases through Dominion Energy Direct are generally made each Tuesday and Friday. Purchase dates can vary or be suspended without notice for up to two weeks for administrative purposes. You cannot instruct the Administrator to purchase shares at a specific time or at a specific price under Dominion Energy Direct. Optional cash investments can be made by check or by automatic draft and must be at least $40. Investments less than $40 will be returned. You can invest up to $300,000 per quarter. Investments over $300,000 per quarter may be returned to you at the discretion of the Administrator.

Reinvestment of Dividends: You have the option to reinvest dividends on your shares. Notwithstanding an election to reinvest dividends, dividends may be paid in cash on one or more occasions if necessary for administrative reasons.

Sale of Shares: The Administrator may sell shares on a daily basis. In any event, the sale of shares will occur within five business days after receipt of your sale instructions. You can request the sale of some or all of your shares. You may instruct the Administrator to sell shares through a Batch Order, Market Order, Day Limit Order or Good-Til-Cancelled (GTC) Limit Order. You cannot instruct the Administrator to sell shares at a specific time or at a specific price under Dominion Energy Direct, except when selling through the GTC Limit Order or Day Limit Order options discussed in this prospectus.

Gifts or Transfer of Shares: You may transfer some or all of your shares to another person, whether or not they are a participant in Dominion Energy Direct. Contact the Administrator for further instructions.

Statement of Account: Investment Plan Statements are issued weekly for any account with an optional cash investment or transfer transaction during that period. Statements are not mailed following dividend reinvestments unless you request them. Once you become a shareholder, you can access your account information at your convenience by calling the Administrator’s toll-free number or by signing up to access your account online. If you sign up for electronic delivery of statements, you will receive an e-mail notice when your Investment Plan Statement is available to view online.

Fees: Please see Appendix A for a schedule of fees applicable to your activity under Dominion Energy Direct.

Administrator: Computershare Trust Company, N.A. (Computershare) serves as Administrator for Dominion Energy Direct.

Computershare’s mailing address, street address, e-mail address, phone number and website are:

Mailing Address:	Street Address for Express Deliveries:

Computershare Trust Company, N.A. P.O. Box 43078 Providence, RI 02940-3078	Computershare Trust Company, N.A. Attn: Dominion Energy Direct 150 Royal Street, Suite 101 Canton, MA 02021

E-mail Address:	web.queries@computershare.com
Toll-Free Telephone:	1-800-552-4034
Website:	www.computershare.com/investor

INVESTING IN DOMINION ENERGY

You should recognize that neither Dominion Energy nor the Administrator can assure a profit or protect against a loss on Dominion Energy common stock purchased under Dominion Energy Direct. See “Risk Factors” above.

Who Can Join

•	Current shareholders of Dominion Energy.

•	New investors residing in the U.S. who would like to become shareholders.

•	Non-U.S. residents as long as their participation would not violate any laws in their home countries.

How to Enroll

Current shareholders, as well as any new investor who wishes to make an initial purchase of Dominion Energy stock, can enroll in Dominion Energy Direct by mail or online.

•	Complete an Enrollment Form and send it to the Administrator with a check for $40 or more.

•	Complete the Direct Debit Authorization Form and send to the Administrator to authorize an automatic withdrawal for $40 or more.

•	Enroll online and authorize the Administrator to draft your checking or savings account for $40 or more. See “Online Management of Your Account” below.

Shareholders can enroll to participate in the reinvestment feature of Dominion Energy Direct.

•	Shareholders who hold shares in certificate or Direct Registration form can enroll by completing the Enrollment Form. Shareholders who have signed up to access their account online can enroll online.

•

If you own shares of Dominion Energy but they are held in the name of a bank or broker, you have the option to participate in the reinvestment feature by instructing your broker to register the shares in your name or by making arrangements with the broker to participate on your behalf.

Payment Methods

Investments can be made by check or automatic bank draft. You will not earn interest on any cash investments. Investments cannot be made over the phone or by credit card.

By check:

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Funds must be payable in U.S. dollars from a U.S. bank to Computershare Trust Company, N.A., the Administrator. The Administrator will not accept cash, traveler’s checks, money orders or third-party checks.

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Your check must be received by the Administrator at least three business days prior to the purchase date in order to ensure that the Administrator receives good funds. Investments received late will be held for the next purchase date.

•	Checks for less than $40 will be returned.

By automatic bank draft:

•	You may pre-authorize the Administrator to withdraw a set amount ($40 minimum) from a U.S. checking or savings account.

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Automatic bank drafts are scheduled for the 1st and 15th of each month (or the next business day). Amounts withdrawn from your bank account will be used to purchase shares on the next purchase date three business days after debiting. See “How Shares are Purchased” below.

•	Your automatic bank draft authorization must be received by the Administrator or submitted online at least five business days prior to your requested draft date.

Returned checks or cash drafts:

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Shareholders who send checks or authorize bank drafts that are returned by their financial institution will be charged an administrative fee. Any shares purchased with returned checks or drafts are subject to forfeiture. The Administrator also reserves the right to exercise offset rights on any cash or shares in your account and on any dividends paid to your account to cover any unpaid administrative fees or losses resulting from returned checks or drafts, including losses on shares purchased with such checks or drafts.

How Shares Are Purchased

•	At Dominion Energy’s discretion, shares purchased through Dominion Energy Direct will be either newly issued or purchased in the open market. See “Pricing of Shares Purchased” below.

•	You will incur certain charges when you purchase shares as set forth on Appendix A.

•	Registered broker-dealers engaged by the Administrator make open market purchases.

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Shares generally will be purchased every Tuesday and Friday. Purchase dates can vary or be suspended for up to two weeks without notice for administrative purposes. Funds must be received by the Administrator at least three business days prior to the purchase date.

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Reinvested dividends will be used to purchase shares on the next purchase date following the dividend payment date. If you choose to reinvest dividends, you will be charged certain fees as set forth on Appendix A.

Pricing of Shares Purchased

The price of shares purchased through Dominion Energy Direct will be either:

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For newly issued shares - The average of the high and low sales prices on the purchase date as reported on the New York Stock Exchange Composite Tape and reported on The Wall Street Journal’s web site at www.wsj.com, or

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For open market purchases - In the event the Administrator combines purchasing participants’ funds, the Administrator generally will combine funds relating to same purchase type (e.g., cash dividends, initial cash investments and optional cash investments), and will direct the Administrator’s broker to separately execute each purchase type. The Administrator may also direct its broker to execute each purchase type in several batches throughout a trading day. Depending on the number of shares being purchased and current trading volume in shares of Dominion Energy common stock, the Administrator’s broker may execute purchases for any batch or batches in multiple transactions and over multiple days. If different purchase types are batched, the price per share of shares purchased for each participant’s account, whether purchased with reinvested cash dividends, with initial cash investments, or with optional cash investments, will be the weighted average price of the specific batch of shares purchased by the Administrator’s broker on the particular investment date. The Administrator has full discretion as to all matters relating to the purchase of shares.

You cannot instruct the Administrator to arrange for the purchase of shares at a specific time or at a specific price under Dominion Energy Direct.

Dividend Payment Options

If declared, dividends generally are paid on the 20th of March, June, September and December.

You may select one of the dividend payment options below by completing the Account Elections portion of the Direct Share Purchase and Sale Program Form:

•	Full dividend reinvestment;

•	Partial dividend reinvestment; or

•	Cash dividends.

You can receive a check or have your dividends directly deposited to your bank account by completing the Authorization for Electronic Funds Transfer – Credit Form. If you choose to reinvest dividends, you will be charged certain fees as set forth on Appendix A.

After the dividend has been paid, participants who have elected to reinvest their dividends and have consented to receive statements electronically will receive an e-mail notice when their statement is available to view online. Statements will not be mailed following dividend reinvestments unless you request them. See “Statements” below.

SALE OF SHARES

You can sell some or all of the shares you have accumulated in Dominion Energy Direct or held in Direct Registration. Shares you hold in certificate form can be sold after they have been deposited into Dominion Energy Direct. The Administrator will instruct a registered broker-dealer to sell shares at the then current market price of Dominion Energy shares. You cannot instruct the Administrator to arrange for the sale of your shares at a specific price or at a specific time, except when selling through the GTC Limit Order or Day Limit Order options discussed below.

You may instruct the Administrator to sell shares through a Batch Order, Market Order, Day Limit Order or GTC Limit Order. All sales options may not be available at all times. Proceeds you receive for any sale of shares will be reduced by certain fees as set forth on Appendix A.

Batch Order (by written request) - A Batch Order is an accumulation by the Administrator of all requests to sell shares through the plan submitted together as a collective request. Batch Orders are submitted on each trading day, assuming there are sale requests to be processed. The Administrator will forward your request to a registered broker-dealer (which registered broker-dealer may be an affiliate of the Administrator) and the broker-dealer will sell your shares, along with shares to be sold for other accounts, within five business days, assuming the applicable market is open for trading and sufficient market liquidity exists. Proceeds from the sale, less a Batch Order fee per transaction and a processing fee per share sold, will be sent to you on the settlement date. You may request a Batch Order sale by written request. All sale requests received in writing will be submitted as Batch Order sales.

Market Order (as available online or by telephone) - A Market Order is a request to sell shares promptly at the then-current market price. A participant’s request to sell shares in a Market Order will be at the prevailing market price when the trade is executed. If such an order is placed during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern Time), the Administrator will promptly submit the shares to a registered broker-dealer (which registered broker-dealer may be an affiliate of the Administrator) for sale on the open market and the order will be executed as soon as market conditions allow. The price per share will be the market price of the sale obtained by the Administrator’s broker-dealer and is not guaranteed. Proceeds from the sale, less a Market Order fee per transaction and a processing fee per share sold, will be sent to you on the settlement date. You may request a Market Order sale only online at www.computershare.com/investor or by contacting the Administrator by phone at 1-800-552-4034. Once entered, Market Order requests received by the Administrator during market hours are final and cannot be canceled. Any orders received outside of market hours will be submitted to the Administrator’s broker on the next day the market is open. Sales proceeds will equal the market price of the sale obtained by the Administrator’s broker, net of taxes and fees. The Administrator will use commercially reasonable efforts to honor requests by participants to cancel market orders placed outside of market hours. Depending on the number of shares being sold and current trading volume in shares of Dominion Energy common stock, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case the order, or remainder of the order, as applicable, will be canceled at the end of such day. To determine if your shares were sold, you should check your account online at www.computershare.com/investor or contact the Administrator at 1-800-552-4034. If your market order sale was not filled and you still want the shares sold, you will need to re-enter the sale request.

Day Limit Order (as available online or by telephone) - A Day Limit Order is an order to sell shares when and if they reach a specific trading price on a specific day. A participant’s request to sell shares in a Day Limit Order will be promptly submitted by the Administrator to a broker. The broker will execute as a Market Order when and if the stock reaches or exceeds the specified price on the day the order was placed (or, for orders placed outside of market hours, the next trading day). All Day Limit Orders are considered irrevocable upon final submission of the order and cannot be canceled within market hours. Proceeds from the sale, less a Day Limit Order fee per transaction and a procesing fee per share sold, will be sent to you within five business days following the sale. You may request a Day Limit Order only online at www.computershare.com/investor or by contacting the Administrator by phone at 1-800-552-4034. Depending on the current trading activity, the entered price may not be met by the end of that trading day or there may not be a market for the request. In both cases, the order will be canceled at the end of the trading day. Depending on the number of shares being sold and current trading volume in shares of Dominion Energy common stock, such an order may only be partially filled, in which case the remainder of the order will be cancelled. The order may be canceled by the applicable stock exchange, by the Administrator at its sole discretion as it deems necessary or advisable or, if the Administrator’s broker has not filled the order, at a participant’s request made online at www.computershare.com/investor or by calling the Administrator. To determine if your shares were sold, you should check your account online at www.computershare.com/investor or contact the Administrator at 1-800-552-4034. If your Day Limit Order was canceled and you still want the shares to be sold, you will need to re-enter the sale request.

Good-Til-Cancelled (GTC) Limit Order (as available online or by telephone) - A GTC Limit Order is an order to sell shares when and if the shares reach a specific trading price at any time while the order remains open (generally up to 30 days). Depending on the number of shares being sold and current trading volume in shares of Dominion Energy common stock, sales may be executed in multiple transactions and over more than one day. If shares are traded on more than one trading day, a separate transaction fee will be charged for each such day. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the order period. The order may be canceled by the applicable stock exchange, by the Administrator at its sole discretion or, if the Administrator’s broker has not filled the order, at a participant’s request made online at www.computershare.com/investor or by calling the Administrator. To determine if your shares were sold, you should check your account online at www.computershare.com/investor or contact the Administrator at 1-800-552-4034. Each GTC Limit Order sale will incur GTC Limit Order fee per transaction and a processing fee per share sold.

The Administrator may, for various reasons, require a sales request to be submitted in writing. Participants should contact the Administrator to determine if there are any limitations applicable to a particular sales request. An additional fee will be charged if the assistance of a Customer Service Representative is required when selling shares which will be conveyed in advance to the participant, and the additional fee can be avoided if done directly through the participant’s account online at www.computershare.com/investor.

Sale dates can vary or be suspended for up to two weeks without notice for administrative purposes.

If you prefer to have more control over the timing and sales price, you may choose to sell your shares through a stock broker of your choosing. In this case, you can either authorize your broker to initiate a DRS PROFILE transaction to electronically transfer your shares to your brokerage account or you can request the Administrator to issue a certificate for your shares which you can then deliver to your broker for sale. A service fee will be charged for each stock certificate issued. Your money order or certified check made payable to Computershare Trust Company, N.A. must accompany your request for a stock certificate.

Sale Proceeds

•	The Administrator will send a check by U.S. Mail or direct deposit via ACH with the proceeds of any sale of shares. There is a fee for the direct deposit of sale proceeds.

•	The check will be mailed to your address of record on the settlement date. Direct deposit of funds will be made on the settlement date.

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As an added security measure, the Administrator may apply a five business day hold period to the initial association of bank account information to investor accounts as well as changes made to established direct deposit or direct debit instructions. This hold period is a method of preventing unauthorized transactions. If your sale takes place during the five day hold period, your sale proceeds will be sent by check.

STATEMENTS

All participants will be mailed a year-end account statement which details an entire year’s transactions and is mailed in December. You should retain all year-end statements in order to establish the cost basis of shares purchased under Dominion Energy Direct for tax and other purposes.

Participants who have consented to receive statements electronically will receive an e-mail notice when their statement is available to view online.

Please review your statements carefully and inform the Administrator promptly of any corrections to your account registration or any change in your postal or e-mail address. You may change your postal or e-mail address online or you may send a written notice to the Administrator. Written notices must be signed and should include your account number, a daytime phone number, and your previous address. See “Online Management of Your Account” below.

STOCK CERTIFICATE ISSUANCES

Stock certificates are valuable and expensive to replace if lost, stolen or destroyed. Therefore, the Administrator will not issue stock certificates unless specifically requested by you. Instead, all shares will be held in Dominion Energy Direct or, in some cases, in a book-entry account in your name. See “Direct Registration System (DRS)” below.

A service fee will be charged for each stock certificate issued. Your money order or certified check made payable to Computershare Trust Company, N.A. must accompany your request for a stock certificate.

To request a stock certificate for any of the shares held in your Dominion Energy Direct account, send written instructions to the Administrator. All stock certificates will be issued in the account holder’s name. Stock certificates are mailed via the U.S. Postal Service to your address of record.

LOST STOCK CERTIFICATES

We encourage you to search diligently for lost stock certificates. As stated above, stock certificates are valuable and are expensive to replace if lost, stolen or otherwise destroyed. If, after your diligent search, you are still unable to locate the stock certificate, please contact the Administrator to report the loss. The Administrator will need your name, mailing address, the stock certificate number and the number of shares. A stop code will then be placed on the lost stock certificate to prevent any future transactions of those shares. You will be mailed paperwork to complete and have notarized, along with a schedule of fees to have the stock certificates replaced. Once we receive your completed documentation and payment of fees, the lost stock certificate will be cancelled and the shares will be credited to a book-entry account or to your Dominion Energy Direct account if you are a participant.

SHARE SAFEKEEPING

Dominion Energy Direct offers you the convenience of depositing your stock certificates for safekeeping. To deposit your stock certificates into your Dominion Energy Direct account, send them to the Administrator with a signed letter of instruction requesting the deposit of your stock certificates for safekeeping. Do not endorse the stock certificates. When mailing stock certificates, we recommend that you use Registered Mail, insured for 3% of the market value of the stock certificates.

If you hold shares in Direct Registration form, you may instruct the Administrator to deposit those shares into your Dominion Energy Direct account by notifying the Administrator in writing.

SHARE TRANSFERS

To transfer some or all of your shares to another name, call the Administrator to request additional information or visit the Computershare Transfer Wizard at www.computershare.com/transferwizard. The Transfer Wizard will guide you through the transfer process, assist you in completing the transfer form, and identify other necessary documentation you may need to provide. Gift/Transfer Forms and Stock Power Forms are also available at www.computershare.com/investor.

To transfer shares from your Dominion Energy Direct book-entry account to your brokerage account, contact your broker to request an electronic transfer using the Direct Registration System. See “Direct Registration System (DRS)” below.

DIRECT REGISTRATION SYSTEM (DRS)

Dominion Energy participates in the Direct Registration System (DRS). The direct registration form of ownership allows shares to be issued without requiring a physical stock certificate and eliminates the need for you to safeguard and store certificates. Shares in direct registration (book-entry) form can be electronically transferred between Dominion Energy’s records and your broker-dealer account without the need to deliver a physical stock certificate. Based on your instructions, your broker can initiate a DRS PROFILE transaction to electronically transfer shares from your Dominion Energy Direct account to your brokerage account. For information concerning authorization of electronic share movement, please contact your broker-dealer.

CHANGES TO YOUR ACCOUNT

To make a name change on your account, please refer to the “Share Transfers” section above. For other account changes, such as an address change or changes to your reinvestment option, cash draft and direct deposit information, send the Administrator written instructions signed exactly as the name(s) appear on your account. Please be sure to include your name, account number and daytime phone number on all correspondence. You may also make changes to your account online. See “Online Management of Your Account” below.

ONLINE MANAGEMENT OF YOUR ACCOUNT

New investors, as well as registered shareholders, can enroll in Dominion Energy Direct online at www.computershare.com/investor. Follow the online instructions to open an account and enroll in Dominion Energy Direct if you are not currently a shareholder. If you are a current shareholder and wish to enroll, sign into the Investor Center and go to your Dominion Energy account. Once enrolled, you can manage your account by taking advantage of online features including:

•	Review account balance and dividend payment detail;

•	Download account activity into a spreadsheet;

•	Receive an e-mail notice when your statement is available to review online;

•	Authorize automatic bank drafts to purchase additional shares;

•	Initiate sale requests;

•	Sign up for direct deposit of dividends or dividend reinvestment;

•	Change your postal or e-mail address;

•	Change automatic bank draft information and amounts; and

•	Change dividend reinvestment options.

CLOSING ACCOUNTS

To close your Dominion Energy Direct account, you must give notice to the Administrator or complete and return the Transaction Request Form attached to your Investment Plan Statement. You may also close your account by calling the Administrator or online at www.computershare.com/investor. If you withdraw all whole shares from your Dominion Energy Direct account, future dividends on shares you hold in DRS or certificate form will be paid in cash. Upon termination, your participation in Dominion Energy Direct will cease and any fractional shares will be sold. For an account whose dividends are to be reinvested, if the Administrator receives the participant’s notice of withdrawal near a dividend record date, the Administrator, in its sole discretion, may either distribute such dividends in cash or reinvest them in shares on behalf of the withdrawing participant. If such dividends are reinvested, the Administrator will process the withdrawal as soon as practicable, but in no event later than five business days after the reinvestment is completed. A service charge and fee per share will be deducted from the proceeds of the fractional sale.

If you close your account and have authorized automatic drafts from your bank account, the Administrator must be notified in writing to remove the automatic draft as the timing of your request may prevent it from being removed automatically. If you have signed up for online account access, you may terminate the automatic bank draft online.

To transfer full shares from your Dominion Energy Direct book-entry account to your brokerage account, contact your broker to request the transfer using the Direct Registration System. Your broker can initiate the electronic transfer of shares.

TAX CONSEQUENCES

All dividends paid to you on shares held in your account-whether or not they are reinvested-are considered taxable income.

The total amount of dividends will be reported to you on your Form 1099-DIV, and to the Internal Revenue Service (IRS), shortly after the end of each year.

Any sale of shares made through the Administrator will also be reported to the IRS as required by law. Any profit or loss you incur should be reflected when you file your income tax returns. See “Cost Basis” below.

Dividends on Dominion Energy shares held for or on behalf of non-resident aliens or non-U.S. entities generally are subject to income tax withholding. Any dividend reinvestment will therefore be made net of any taxes withheld and any applicable fees.

COST BASIS

For sales of Dominion Energy stock purchased on or after January 1, 2011 (Covered Stock), the Administrator is required to annually report certain information to the IRS. For any sale of Dominion Energy stock (whether Covered Stock or not), the Administrator is required to report annually to you and the IRS the gross proceeds resulting from such sales. For sales of Covered Stock, the Administrator is also required to report (i) your adjusted tax basis in such Covered Stock and (ii) whether any gain or loss with respect to such sale is long-term or short-term. Unless you adequately indicated otherwise, the Administrator will calculate your adjusted basis and your gain or loss, if any, on sales of Covered Stock using the default method required by Treasury Regulation §1.1012-1. In general, for shares of Dominion Energy stock acquired on different dates, the Administrator will assume the shares you sell are those that were purchased earliest (i.e, First In, First Out, or FIFO) and, to the extent that such shares constitute Covered Stock, the Administrator will calculate your adjusted basis and any gain or loss in accordance with that assumption. As noted above, you can use a different method by notifying the Administrator of the different method you elect to use. The rules governing the methods for determination of your adjusted basis and gain or loss on sales of Covered Stock, however, are complex. Consequently, we recommend you consult your own tax advisor if you wish the Administrator to use a method of calculating your adjusted basis and gain or loss that is different than the default method specified by Treasury Regulation §1.1012-1. Once you sell your Dominion Energy stock, the method used to calculate your adjusted basis and any gains or losses with respect to such stock cannot be changed. Therefore, it is important to consider the tax implications before you request a sale.

Dominion Energy will not provide cost basis information for Dominion Energy stock acquired prior to January 1, 2011 to either you or the IRS. We urge you to consult your own tax advisor for assistance with the calculation of your adjusted basis in such stock. Special tax issues may apply to some participants.

Be sure to keep your statements for income tax purposes. You may obtain historical account information for a fee. To obtain account information, submit a written request along with a money order or certified check payable to Computershare Trust Company, N.A., the Administrator. General historical stock price information is available at investors.dominionenergy.com.

You may obtain duplicate copies of Form 1099-DIV or Form 1099-B for years other than the current year for a fee. Please contact the Administrator for additional information.

VOTING

Each share of common stock is entitled to one vote in the election of directors and other matters. Common stock shareholders are not entitled to cumulative voting rights.

We will mail or make electronically available to you proxy materials for each shareholder meeting. The proxy allows you to indicate how you want your shares to be voted (shares of record plus the shares held in Dominion Energy Direct). We will vote your shares as you indicate. If you sign your proxy and do not make a selection, your shares will be voted as recommended by Dominion Energy’s Board of Directors. No vote will be recorded for shares unless a properly signed proxy is returned. (Shareholders whose shares are held in “street name” will receive voting instructions from their broker.)

STOCK SPLITS AND OTHER DISTRIBUTIONS

If Dominion Energy declares a stock split or stock dividend, we will credit your account with the appropriate number of shares on the payment date. Shares will be distributed in book-entry form (rather than stock certificates) and these shares will be added to your Dominion Energy Direct account.

You will be entitled to all the rights and privileges outlined in this prospectus.

In the event of a stock subscription or other offering of rights to shareholders, your rights will be based on your total holdings (shares of record plus the shares held in Dominion Energy Direct).

CHANGES TO DOMINION ENERGY DIRECT

We may add to, modify or terminate Dominion Energy Direct and its administrative procedures at any time. We will send you written notice of any significant changes. For participants who elect Electronic Notification, we will send the notice by e-mail.

RESPONSIBILITIES OF DOMINION ENERGY AND THE ADMINISTRATOR

Computershare Trust Company, N.A. serves as Administrator for Dominion Energy Direct. The Administrator responds to inquiries from participants, maintains records, sends statements of account, and performs other duties related to Dominion Energy Direct. In addition, the Administrator administers the nominee account of Dominion Energy shares held for the benefit of Dominion Energy Direct participants and has appointed a registered broker-dealer who is responsible for purchasing and selling Dominion Energy shares in the open market.

You should recognize that neither Dominion Energy nor the Administrator can assure a profit or protect against a loss on Dominion Energy common stock purchased under Dominion Energy Direct. The continuation of Dominion Energy Direct by Dominion Energy does not constitute an assurance with respect to either the value of Dominion Energy common stock or whether Dominion Energy will continue to pay dividends on its common stock or at what rate.

In acting under the terms and conditions of Dominion Energy Direct as described in this prospectus, neither Dominion Energy, the Administrator, nor any of their respective agents or subsidiaries shall be liable with respect to the price at which Dominion Energy common stock is purchased for your account or with respect to any fluctuation in the market value before or after the purchase of Dominion Energy common stock.

GOVERNING LAW

The laws of the Commonwealth of Virginia, other than its conflicts of law rules, govern the terms and conditions of Dominion Energy Direct.

USE OF PROCEEDS

The proceeds from the sale by Dominion Energy of newly issued common shares offered by Dominion Energy Direct will be added to the general corporate funds of Dominion Energy and will be used to meet its working capital requirements and the working capital requirements of its subsidiaries.

LEGAL MATTERS

Jim O. Stuckey, Esq., Vice President and General Counsel of Dominion Energy, has passed upon the legality of the securities being offered pursuant to Dominion Energy Direct.

EXPERTS

The financial statements of Dominion Energy, Inc. incorporated by reference in this Prospectus, and the effectiveness of Dominion Energy Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

LIMITATIONS OF LIABILITY AND INDEMNIFICATION UNDER THE SECURITIES ACT

Neither Dominion Energy nor the Administrator will be liable for any act, or for any failure to act, as long as they have made good faith efforts to carry out the terms of Dominion Energy Direct as described in this prospectus and on the forms that accompany each investment or activity. The SEC believes that this liability limitation does not cover violations of federal securities laws.

We indemnify our directors and officers to the fullest extent permitted under Virginia law against all liabilities incurred in connection with their service to us. The SEC believes that indemnification of directors and officers for liabilities arising under the Securities Act of 1933, as amended, is against public policy and unenforceable.

APPENDIX A

Dominion Energy Direct

Fee Schedule

Investment Fees
Dividend reinvestment (quarterly)	2%, not to exceed $1.00
Dividend reinvestment processing fee (per share)	$0.05*
Optional purchase - check (per investment)	$3.00
Optional purchase - ACH (per investment)	$3.00
Optional purchase processing fee (per share)	$0.05**
Sales Fees
Batch Order (per transaction)	$25.00
Market Order (per transaction)	$25.00
Day Limit Order (per transaction)	$25.00
Good-Til-Cancelled Limit Order (per transaction)	$25.00
Sale Processing Fee (per share)	$0.12**
Administrator representative assistance (per transaction)	$15.00
Direct deposit/wire of sale proceeds (per transaction)	$35.00
Overnight delivery of sale proceeds (per transaction)	$25.00
Other Fees
Stock certificate issuance - online (per certificate)	$25.00
Stock certificate issuance - representative (per certificate)	$40.00
Returned check or ACH (per return)	$35.00
Replacement check (per check)	10% of value, not to exceed $20.00
Historical duplicate statements (per statement)	$25.00

*

Applicable only when Dominion Energy is funding Dominion Energy Direct with open market purchases rather than newly issued shares. Any fractional share will be rounded up to a whole share for purposes of calculating the per share processing fee.

**

Per share processing fees include any applicable brokerage commissions the Administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating any per share processing fee.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Per Offering
Securities and Exchange Commission Fee	$68,765
Printer Fees and Expenses	22,500
Accountant Fees	50,000
Legal Fees	30,000
Miscellaneous	2,000

Total	$173,265

Item 15. Indemnification of Directors and Officers.

The Virginia Stock Corporation Act (VSCA) permits the registrant to indemnify its directors and officers and, subject to certain requirements, advance expenses in connection with certain actions, suits and proceedings brought against them if they acted in good faith and believed their conduct to be in the best interests of the registrant and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The VSCA requires the registrant to indemnify a director or officer when the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because he or she is or was a director or officer of the registrant. The VSCA further provides that the registrant may make further indemnity, including indemnity with respect to a proceeding by or in the right of the corporation, and make additional provision for advances and reimbursement of expenses as authorized by its articles of incorporation or shareholder-adopted bylaws, except an indemnity against willful misconduct or a knowing violation of the criminal law. The registrant’s articles of incorporation provide that it shall indemnify any director or officer to the fullest extent permitted by the VSCA.

The VSCA permits the registrant to limit or eliminate the liability of a director or officer for monetary damages in any proceeding brought by or in the right of the registration or by or on behalf of the registrant’s shareholders; provided that such limit or elimination of liability will not apply if the director or officer engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law. The registrant’s articles of incorporation provide for the limitation or elimination of liability to the fullest extent permitted by the VSCA as currently in effect or as hereafter amended.

The registrant maintains director and officer liability insurance applicable to certain claims against directors and officers resulting from their service as directors and officers.

Item 16. Exhibits.

Exhibit No.	Description of Document

5.1	Opinion of Jim O. Stuckey, Vice President and General Counsel of Dominion Energy, Inc.*

23.1	Consent of Jim O. Stuckey, Vice President and General Counsel of Dominion Energy, Inc. (contained in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP*

24	Powers of Attorney (included on signature page)

107	Filing Fee Table*

*	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 10th day of November, 2025.

DOMINION ENERGY, INC.

By:	/s/ Robert M. Blue
Robert M. Blue
Chair, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities stated below and on the 10th day of November, 2025. The directors and officers whose signatures appear below hereby constitute Carlos M. Brown, Jim O. Stuckey, or Noopur Garg, any one of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the Registration Statement making such changes in the Registration Statement as the registrant deems appropriate, and file any Registration Statement registering additional securities, and generally to do all things in their name in their capacities as directors and officers to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Robert M. Blue	Chair of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)
Robert M. Blue

/s/ James A. Bennett	Director
James A. Bennett

/s/ D. Maybank Hagood	Director
D. Maybank Hagood

/s/ Mark J. Kington	Director
Mark J. Kington

/s/ Kristin G. Lovejoy	Director
Kristin G. Lovejoy

/s/ Jeffrey J. Lyash	Director
Jeffrey J. Lyash

/s/ Joseph M. Rigby	Director
Joseph M. Rigby

/s/ Pamela J. Royal	Director
Pamela J. Royal

/s/ Robert H. Spilman, Jr.	Director
Robert H. Spilman, Jr.

/s/ Susan N. Story	Director
Susan N. Story

Signature	Title

/s/ Vanessa Allen Sutherland	Director
Vanessa Allen Sutherland

/s/ Steven D. Ridge	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Steven D. Ridge

/s/ Gary G. Ratliff, Jr.	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
Gary G. Ratliff, Jr.